SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant
Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement

Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material Pursuant to §240.14a-12

CASTLE BRANDS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

Fee paid previously with preliminary materials:

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1) Amount previously paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

July 28, 2006

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the ‘‘Annual Meeting’’) of Castle Brands Inc., which will be held on September 20, 2006 at 10:00 a.m. at the American Stock Exchange, located at 86 Trinity Place, New York, New York 10006.

Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting of Stockholders and the attached Proxy Statement.

Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy promptly in the accompanying reply envelope. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

We look forward to seeing you at the Annual Meeting.

Sincerely,
MARK ANDREWS
Chairman and Chief Executive Officer

New York, New York

CASTLE BRANDS INC.
570 Lexington Avenue
29th Floor
New York, New York 10022

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on September 20, 2006

Notice Is Hereby Given that the 2006 Annual Meeting of Stockholders (the ‘‘Annual Meeting’’) of Castle Brands Inc. (‘‘Castle Brands,’’ ‘‘we,’’ ‘‘the company,’’ ‘‘us,’’ or ‘‘our’’) will be held on September 20, 2006 at 10:00 a.m. at the American Stock Exchange, located at 86 Trinity Place, New York, New York 10006, for the following purposes:

1.	To elect eight directors to serve on our Board of Directors until the 2007 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

2.	To ratify and approve the appointment of Eisner LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2007; and

3.	To consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned or to which the Annual Meeting may be postponed.

The Board of Directors has fixed the close of business on July 28, 2006 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. Only stockholders of record of our common stock, $.01 par value per share, at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. You are requested to fill in and sign the enclosed form of proxy, which is being solicited by the Board of Directors, and to mail it promptly in the enclosed postage-prepaid envelope. Any proxy may be revoked by delivery of a later dated proxy. Stockholders of record who attend the Annual Meeting may vote in person, even if they have previously delivered a signed proxy.

By Order of the Board of Directors
SETH B. WEINBERG Secretary

New York, New York
July 28, 2006

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

CASTLE BRANDS INC.
570 Lexington Avenue
29th Floor
New York, New York 10022

PROXY STATEMENT

FOR 2006 ANNUAL MEETING OF STOCKHOLDERS
to be held on September 20, 2006

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Castle Brands Inc. (‘‘Castle Brands,’’ the ‘‘company,’’ ‘‘we,’’ ‘‘us,’’ or ‘‘our’’) for use at the 2006 Annual Meeting of Stockholders of Castle Brands to be held on September 20, 2006, and at any adjournments or postponements thereof (the ‘‘Annual Meeting’’). At the Annual Meeting, stockholders will be asked (1) to vote upon the election of eight directors to our Board of Directors, (2) to ratify and approve the appointment of Eisner LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2007, and (3) to act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are first being sent to stockholders on or about July 31, 2006. The Board of Directors has fixed the close of business on July 28, 2006 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the ‘‘Record Date’’). Only stockholders of record of Castle Brands’ common stock, par value $.01 per share (the ‘‘Common Stock’’), at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 12,009,741 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Holders of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held by them on the Record Date.

The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. The affirmative vote of the holders of a plurality of the shares of Common Stock cast on the matter at the Annual Meeting (assuming a quorum is present) is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock cast on the matter at the Annual Meeting (assuming a quorum is present) is required for the ratification of the appointment of our auditors and the approval of any other matters properly presented at the Annual Meeting. For the purpose of determining whether the stockholders have approved matters other than the election of directors under Delaware law, abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote. Broker ‘‘non-votes,’’ or proxies from brokers or nominees indicating that such person has not received instructions from the beneficial owner or other person entitled to vote such shares on a particular matter with respect to which the broker or nominee does not have discretionary voting power, are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved that matter, but they are counted as present for the purpose of determining the existence of a quorum at the annual meeting.

Our stockholders are requested to complete, sign, date and promptly return the accompanying Proxy Card in the enclosed postage-prepaid envelope. Shares represented by a properly executed proxy received prior to the vote at the Annual Meeting and not revoked will be voted at the Annual Meeting as directed on the proxy. If a properly executed proxy is submitted and no instructions are given, the proxy will be voted FOR the election of the eight nominees for directors named in this Proxy Statement, and FOR ratification of the Audit Committee’s selection of Eisner LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2007. It is not anticipated that any matters other than those set forth in the Proxy Statement will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

A stockholder of record may revoke a proxy at any time before it has been exercised by filing a written revocation with the Secretary of Castle Brands at our address set forth above, by filing a duly executed proxy bearing a later date, or by appearing in person and voting by ballot at the Annual Meeting. Any stockholder of record as of the Record Date attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy.

Castle Brands 2006 Annual Report, including financial statements for the fiscal year ended March 31, 2006, accompanies these proxy solicitation materials. The Annual Report, however, is not part of the proxy solicitation materials.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board of Directors currently consists of eight members, with the directors serving for terms of one year and until their successors are duly elected and qualified. The term of the directors expires at each annual meeting of stockholders.

At the Annual Meeting, eight directors will be elected to serve until the 2007 Annual Meeting and until their successors are duly elected and qualified. The Board of Directors has nominated Mark Andrews, John Beaudette, Robert J. Flanagan, Phillip Frost, M. D., Colm Leen, Richard C. Morrison, Fredrick M. R. Smith and Kevin P. Tighe to serve as directors (the ‘‘Nominees’’), each of whom is currently a member of our Board of Directors. The Board of Directors anticipates that each of the Nominees will serve, if elected, as a director. However, if any person nominated by the Board of Directors is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

The Board of Directors recommends a vote FOR the Nominees.

INFORMATION REGARDING NOMINEES

The following biographical descriptions set forth certain information with respect to the eight Nominees for election as directors at the Annual Meeting, based upon information furnished to us by each director.

Mark Andrews, 56, our Chairman of the Board and Chief Executive Officer, founded our predecessor company, Great Spirits Company LLC, in 1998 and served as its Chairman of the Board, President and Chief Executive Officer from its inception until December 2003. Mr. Andrews has served as our Chief Executive Officer and Chairman of the Board since December 2003 and served as our President from December 2003 until November 2005. Mr. Andrews also serves as a director of our subsidiaries, Castle Brands (USA) Corp. and Gosling-Castle Partners Inc. Prior to founding our predecessor, Mr. Andrews founded American Exploration Company, a company engaged in the exploration and production of oil and natural gas, in 1980. He oversaw that company becoming publicly traded in 1983 and served as its Chairman and Chief Executive Officer until its merger with Louis Dreyfus Natural Gas Corp. in October 1997. He also serves as a life trustee of The New York Presbyterian Hospital in New York City. Mr. Andrews received a bachelor of arts from Harvard College in 1972 and a masters of business administration from Harvard Business School in 1975.

John F. Beaudette, 49, has served as a director of our company since January 2004. Since 1995, Mr. Beaudette has been the President of MHW, Ltd. (formerly named Monsieur Henri Wines Ltd.), a national alcoholic beverage importer, distributor and service company. MHW acts as importer of record and distributor of our products in the United States. From 1985 to 1994, Mr. Beaudette worked with PepsiCo Inc. and its affiliate company Monsieur Henri Wines in the distribution of Stolichnaya Vodka and other imported wine and spirit brands. During this period, Mr. Beaudette held positions such as Director of Planning for PepsiCo Wines & Spirits International and Vice President of Finance and Chief Financial Officer of Monsieur Henri Wines. Mr. Beaudette currently sits on the Board of Directors of The National Association of Beverage Importers Inc. (NABI) and serves on its executive committee. Mr. Beaudette received a bachelor of science degree in accounting from Villanova University in 1979.

Robert J. Flanagan, 50, has served as a director of our company since January 2004. Since 1989, Mr. Flanagan has served as the Executive Vice President of Clark Enterprises Inc., a Bethesda, Maryland-based investment holding company, and as the manager of CNF Investments LLC, an affiliate of Clark Enterprises Inc. CNF Investments LLC is one of our principal stockholders. Mr. Flanagan oversees the acquisition, management and development of new investment opportunities for Clark and is a member of the Board of Directors of Martek BioSciences Corporation. Prior to joining Clark, Mr. Flanagan was the Treasurer, Secretary and member of the Board of Directors of the Baltimore Orioles, Inc. and began his career in public accounting. Certified as a public accountant in Washington, D.C., Mr. Flanagan received a bachelor of science in business administration from Georgetown University in 1978 and a master of science degree in taxation from the American University School of Business in 1985.

Phillip Frost, M.D., 69, has served as a director of our company since September 2005. From 1987 to January 26, 2006, Dr. Frost served as Chairman of the Board of Directors and Chief Executive Officer of IVAX Corporation, a worldwide producer and marketer of generic and proprietary drugs. On January 26, 2006, IVAX completed a merger with Teva Pharmaceutical Industries Ltd. Dr. Frost now serves as Vice Chairman of Teva. He also served as the President of IVAX Corporation from 1991 until 1995. He is a member of the Board of Directors of IVAX Diagnostics, Inc., Northrop Grumman Corporation, Continucare Corporation and Cellular Technical Services Company, Inc. He is also a director of Ladenburg Thalmann & Co. Inc., an underwriter in our initial public offering in April 2006 and our placement agent in connection with the sale of our Series C convertible preferred stock in 2004 and 2005. He is a member, and former Chairman, of the Board of Trustees of the University of Miami and a co-Vice Chairman of the Board of Governors of the American Stock Exchange. Dr. Frost received a bachelor of arts degree from University of Pennsylvania in 1957 and a doctor of medicine degree from Albert Einstein College of Medicine in 1961.

Colm Leen, 43, has served as a director of our company since January 2004. Since 1995, Mr. Leen has been the Group Finance Director and Company Secretary of the Carbery Group, a supplier to our company. The Carbery Group is involved in the dairy, food ingredients and beverage alcohol industries, with established markets in Ireland, the United Kingdom, mainland Europe, the Far East and North America. Mr. Leen has been with the Carbery Group since 1988, initially joining it as Company Accountant and subsequently assuming the role of its Financial Controller in 1992 and his present role of Group Finance Director in 1995. Mr. Leen is also the Executive Director of Carbery Milk Products Limited. Prior to joining Carbery, Mr. Leen worked with KPMG LLP from 1984 to 1988. He qualified as a chartered accountant in 1987, became an associate of the Institute of Chartered Accountants in Ireland in 1987 and a fellow of the Institute in 1997. Mr. Leen received a bachelor of commerce degree from University College Cork in 1984.

Richard C. Morrison, 66, has served as a director of our company since September 2005. Mr. Morrison worked at Massachusetts Mutual Life Insurance Co. from 1964 until his retirement in 2004. Most recently, Mr. Morrison served as the Managing Director of Babson Capital Management, an investment subsidiary of Massachusetts Mutual. He also serves as a director of Reinhold Industries, Inc., Cains Foods, L.P., Nyloncraft, Inc., Tubular Textile Machinery, Inc. and is an advisory director of Hammond, Kennedy, Whitney and Co., Inc. Mr. Morrison received a bachelor of arts from West Virginia Wesleyan College in 1962 and a master of science in finance from the University of Arizona in 1964.

Frederick M. R. Smith, 64, has served as a director of our company since January 2004. Mr. Smith also serves as a director of our subsidiary, Gosling-Castle Partners Inc. Since January 2002, Mr. Smith has been a financial consultant through his wholly owned company, Kirkwood Lane Associates LLC. From 1967 to January 2002, he worked at Credit Suisse First Boston, most recently as co-head of

Credit Suisse First Boston’s international private equity activities. Mr. Smith currently acts as a consultant to Credit Suisse First Boston. Mr. Smith joined Credit Suisse First Boston’s private equity group in 1995 after playing a senior role in Credit Suisse First Boston’s investment banking division and founding its media and telecom group. He has over 30 years of private equity and investment banking experience with Credit Suisse First Boston. Mr. Smith also serves as a director of Unwired Australia, Teleperformance Brazil and Slager Radio Hungary. Mr. Smith received a bachelor of arts degree from Yale University in 1963 and attended Johns Hopkins School of Advanced International Studies in Washington, DC.

Kevin P. Tighe, 62, has served as a director of our company since September 2005. Mr. Tighe also serves as a director of our subsidiary, Gosling-Castle Partners Inc. Since 1995, Mr. Tighe has been a partner at, and is a founding partner of, the law firm of Tighe Patton Armstrong Teasdale, PLLC. For over 36 years, Mr. Tighe has represented the automobile industry and its trade associations before the U.S. Congress and other federal agencies. He also maintains a real estate practice at the firm. Mr. Tighe received a bachelor of arts degree from St. Anselm’s College in 1966 and received a doctor of jurisprudence from Catholic University School of Law in 1969. Mr. Tighe is a member of the bar of the District of Columbia and the U.S. Supreme Court.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Prior to our initial public offering in April 2006, our directors, executive officers and persons beneficially holding more than 10% of our Common Stock were not subject to the reporting requirements of Section 16(a) of the Exchange Act.

THE BOARD OF DIRECTORS, ITS COMMITTEES AND CORPORATE GOVERNANCE

Board of Directors

Our Board of Directors consists of eight directors, as described in ‘‘Proposal 1: Election of Directors.’’ Our Board of Directors believes that there should be a majority of independent directors on the Board of Directors. Out of the eight current board members, six are independent directors.

The Board of Directors has determined that each of Mr. John Beaudette, Mr. Robert J. Flanagan, Mr. Colm Leen, Mr. Richard C. Morrison, Mr. Fredrick M. R. Smith and Mr. Kevin P. Tighe qualify as ‘‘independent’’ in accordance with the rules of the American Stock Exchange (‘‘AMEX’’). The AMEX independence definitions include a series of objective tests, including that the director is not an employee of the company and has not been engaged in various types of business relationships with the company. In addition, as also required by the AMEX rules, the Board of Directors has made a subjective determination with respect to each independent director that no relationships exist which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment by such director in carrying out the responsibilities of a director.

The Board of Directors has three standing committees:    the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. During fiscal year ended March 31, 2006, the Audit Committee met three times and the Compensation Committee met three times. The Nominating and Governance Committee did not meet during the 2006 fiscal year, but met on June 26, 2006.

Audit Committee

The Audit Committee is responsible for, among other things:

•	appointing, replacing, overseeing and approving the compensation of the work of our registered independent public accounting firm;

•	reviewing and discussing with management and our registered independent public accounting firm our quarterly financial statements and discussing with management our earnings releases;

•	pre-approving all auditing services and permissible non-audit services provided by our registered independent public accounting firm;

•	engaging in a dialogue with our registered independent public accounting firm regarding relationships that may adversely affect the independence of the registered independent public accounting firm and, based on such review, assess the independence of the registered independent public accounting firm;

•	providing the Audit Committee report to be filed with the Securities and Exchange Commission (‘‘SEC’’) in our annual proxy statement;

•	reviewing with our registered independent public accounting firm the adequacy and effectiveness of the internal controls over our financial reporting;

•	establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including the confidential anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

•	reviewing and pre-approving related-party transactions;

•	reviewing and discussing with management and our registered independent public accounting firm management’s annual assessment of the effectiveness of the internal controls and registered independent accounting firm’s attestation and report about management’s assessment as required by the SEC;

•	reviewing and discussing with management and our registered independent public accounting firm the adequacy and effectiveness of our internal controls including any significant deficiencies in the design or operation of our internal controls or material weaknesses and any fraud, whether or not material, that involves our management or other employees who have a significant role in our internal controls and the adequacy and effectiveness of our disclosure controls and procedures; and

•	reviewing and assessing annually the adequacy of the Audit Committee Charter.

A copy of the charter of the Audit Committee is attached as Appendix I hereto and is available on our Investor Relations website at http://investor.castlebrandsinc.com. The members of our Audit Committee are Messrs. Flanagan, Leen and Smith. Mr. Flanagan serves as chairman of the committee. Each member of the Audit Committee is ‘‘independent’’ under the standards established by the SEC and AMEX Company Guide Section 803 for members of audit committees. Our Audit Committee also includes a member who has been determined by our Board of Directors to meet the qualifications of an ‘‘audit committee financial expert’’ in accordance with SEC rules, including that the person meets the relevant definition of an ‘‘independent director.’’ The Board of Directors has determined that Mr. Flanagan is an audit committee financial expert. The designation as audit committee financial expert is a disclosure requirement of the SEC related to Mr. Flanagan’s experience and understanding of certain accounting and auditing matters. The designation does not impose upon Mr. Flanagan any duties, obligations or liabilities that are greater than are generally imposed on him as a member of the Audit Committee, and his designation as audit committee financial expert does not affect the duties, obligations or liabilities of any other member of the Audit Committee.

Compensation Committee

The principal responsibilities of the Compensation Committee are, among others:

•	reviewing and determining annually the compensation of our Chief Executive Officer and other executive officers;

•	providing the annual report on executive compensation to be filed with the SEC in our annual proxy statement;

•	approving the form of employment contracts, severance arrangements, change in control provisions and other compensatory arrangements with executive officers;

•	approving compensation programs and grants involving the use of our Common Stock and other equity securities; and

•	reviewing and assessing annually the Compensation Committee’s performance.

The members of our Compensation Committee are Messrs. Smith, Flanagan and Morrison. Mr. Smith serves as the chairman of this committee. Each member of the Compensation Committee is ‘‘independent’’ under the standards established by the SEC and AMEX.

Nominating and Governance Committee

The Nominating and Governance Committee has the authority and responsibility to identify, research and recommend to the Board of Directors qualified candidates to serve as directors on our Board of Directors.

Our Nominating and Governance Committee is responsible for, among other things:

•	recommending to the board of directors the slate of nominees of directors to be proposed for election by the stockholders and individuals to be considered by the board of directors to fill vacancies;

•	establishing criteria for selecting new directors; and

•	reviewing and assessing annually the performance of the Nominating and Governance Committee and the adequacy of the Nominating and Governance Committee Charter.

In addition to considering candidates suggested by stockholders, the Nominating and Governance Committee also accepts recommendations from our directors, members of management and others familiar with and experienced in the beverage alcohol industry. The Nominating and Governance Committee establishes criteria for the selection of nominees and reviews the appropriate skills and characteristics required of board members. In evaluating candidates, the Nominating and Governance Committee considers issues of independence, diversity and expertise in numerous areas, including experience in the premium branded spirits industry, finance, marketing, international experience and culture. The Nominating and Governance Committee selects individuals of the highest personal and professional integrity who have demonstrated exceptional ability and judgment in their field and who would work effectively with the other directors and nominees to the Board of Directors. The Nominating and Governance Committee also monitors and reviews the committee structure of the Board of Directors, and each year it recommends to the Board of Directors for its approval directors to serve as members of each committee. The Nominating and Governance Committee conducts an annual review of the adequacy of the Nominating and Governance Charter (described below) and recommends proposed changes. The members of our Nominating and Governance Committee are Messrs. Morrison, Beaudette and Tighe. Mr. Morrison serves as the chairman of this committee. Each member of the Nominating and Governance Committee is ‘‘independent’’ under the standards established by the SEC and AMEX.

Attendance at Board, Committee and Annual Stockholders’ Meetings

The Board of Directors met four times during the Company’s 2006 fiscal year. Each of our directors is expected to attend each meeting of the Board of Directors and the committees on which he or she serves. In the Company’s 2006 fiscal year, each of our directors attended at least 75% of the meetings of the Board of Directors and of the committees on which he or she served, except Dr. Phillip Frost. We do not currently have a policy requiring attendance of our directors at our annual meeting of stockholders.

Communications from Stockholders to Board Members

Our Board of Directors believes that it is important to offer stockholders the opportunity to communicate with our directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to the Corporate Secretary, Castle Brands Inc., 570

Lexington Avenue, 29th Floor, New York, NY 10022 or by email to Board@castlebrandsinc.com. Communications received by e-mail are automatically forwarded to all of the members of the Board of Directors. Written communications sent by mail to the Board of Directors are automatically forwarded to the Corporate Secretary, Mr. Seth Weinberg, for review. Upon receipt of such communication, Mr. Weinberg forwards the correspondence to the intended recipients; however, Mr. Weinberg, in accordance with company policy, at his discretion may elect not to forward items that are deemed commercial, frivolous or otherwise inappropriate for consideration by the Board of Directors. In such cases, correspondence may be forwarded elsewhere for review and possible response.

Corporate Governance Guidelines

On November 10, 2005, the Board of Directors adopted a Nominating and Governance Charter that sets forth (i) corporate governance principles intended to promote efficient, effective and transparent governance, and (ii) procedures for the identification and selection of individuals qualified to become directors. At the same time, the Board of Directors also adopted a Code of Business Conduct, which applies to all of our directors, executive officers and employees. The Code of Business Conduct sets forth our commitment to conduct our business in accordance with the highest standards of business ethics and to promote the highest standards of honesty and ethical conduct by our directors, executive officers and employees.

Among other matters, our Nominating and Governance Charter and Code of Business Conduct set forth the following governing principles:

•	A majority of the directors on the Board of Directors should be ‘‘independent’’ as defined in the rules adopted by the SEC and AMEX.

•	In order to facilitate critical discussion, the independent directors are required to meet apart from other board members and management representatives.

•	Directors, executive officers and all employees must act at all times in accordance with the requirements of our Code of Business Conduct. This obligation includes adherence to our policies with respect to conflicts of interest; full, accurate and timely disclosure; compliance with securities laws; confidentiality of our information; protection and proper use of our assets; ethical conduct in business dealings, and respect for and compliance with applicable law. Any change to or waiver of the requirements of the Code of Business Conduct with respect to any director, principal financial officer, principal accounting officer or persons performing similar functions may be granted only by the Board of Directors. Any such change or waiver will be promptly disclosed as required by law or AMEX regulations.

Our Nominating and Governance Charter is posted on our Investor Relations web site at http://investor.castlebrandsinc.com.

Stockholder Nominations

Stockholders who wish to recommend individuals for consideration by the Nominating and Governance Committee to become nominees for election to the Board of Directors may do so by submitting a written recommendation to: Castle Brands Inc., 570 Lexington Avenue, 29th Floor, New York, New York 10022, Attn: Secretary. Submissions must include sufficient biographical information concerning the recommended individual, including age; five-year employment history with job titles, responsibilities, employer names and a description of the employer’s business; whether such individual can read and understand basic financial statements; and board membership (if any). Each submission must be accompanied by contact information for two business references and a signed, written consent of the individual to stand for election if nominated by the Board of Directors and to serve if elected by the stockholders. Submissions by stockholders must be received by the Secretary of the Company not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders.

Our by-laws prescribe an alternative procedure with regard to the nomination by stockholders of candidates for election as directors (the ‘‘Nomination Procedure’’). The by-laws provide that a stockholder seeking to nominate candidates for election as directors at an annual meeting of stockholders must provide timely notice in writing. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. However, in the event that the annual meeting is called for a date that is not within 30 days before or after that anniversary date, notice by the stockholder in order to be timely must be received not later than the close of business on the tenth day following the date on which notice of the date of the annual meeting was mailed to stockholders or made public, whichever first occurs. Our by-laws also specify requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from making nominations for directors at an annual meeting of stockholders. Any such nomination should be mailed to: Castle Brands Inc., 570 Lexington Avenue, 29th Floor, New York, New York 10022, Attn: Secretary.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the fiscal year ended March 31, 2006, Messrs. Beaudette, Smith, Flanagan and Morrison served as the members of our Compensation Committee. None of the members of our Compensation Committee is, or has been, one of our officers or employees or an officer or employee of any of our subsidiaries. No member of our Compensation Committee serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee. Mark Andrews, our Chairman and Chief Executive Officer, was a member of the board of directors of IVAX Corporation, prior to its merger with Teva Pharmaceutical Industries, Ltd. on January 26, 2006, and served on, and was the chairman of, its Compensation Committee. Dr. Philip Frost, one of our directors, was the Chief Executive Officer of IVAX prior to the merger with Teva.

COMPENSATION OF DIRECTORS

The Board of Directors believes that compensation for our non-employee directors should be a combination of cash and equity-based compensation. Employee directors are not paid for their service on the Board of Directors in addition to their compensation as employees.

The Board of Directors has approved the payment of annual compensation to our non-employee directors comprised of cash and options granted under the Castle Brands Inc. 2003 Stock Incentive Plan, as amended, as set forth in the following table:

Annual director retainer (paid in quarterly installments)	$10,000
Additional annual retainer for committee chairs (paid in quarterly installments)	$4,000
Option to purchase shares of our Common Stock in recognition of ongoing service (per year, prorated for partial years )	5,000 shares
Additional options to purchase shares of our Common Stock for members of the Nominating and Governance Committee and the Compensation Committee of the Company (per committee membership, per year)	1,000 shares
Additional options to purchase shares of our Common Stock for members of the Audit Committee (per year)	2,500 shares
Reimbursement of expenses related to board attendance	Reasonable expenses reimbursed as incurred

We anticipate that in the third quarter of fiscal year 2007, subject to the approval of our Compensation Committee, each of our non-employee directors will receive an option to purchase shares of our Common Stock, with an exercise price of $9.00 per share, in recognition of their service as director for the fourth quarter of fiscal year 2006, in accordance with the policy set forth above. Grants of options issued in respect of future periods will have an exercise price equal to the fair market value per share of our Common Stock as indicated by the average of the high and low price of our Common Stock as listed on AMEX on the date of grant.

REPORT OF THE AUDIT COMMITTEE

The information contained in this report shall not be deemed to be ‘‘soliciting material’’ or ‘‘filed’’ or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the ‘‘Exchange Act’’), except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

The Audit Committee has, among other activities, (i) reviewed and discussed with management our audited annual financial statements for the fiscal year ended March 31, 2006 and interim quarterly results, (ii) discussed with Eisner LLP, our independent registered public accounting firm, the matters required to be discussed by American Institute of Certified Public Accountants Auditing Standards Board on Auditing Standards No. 61 ‘‘Communications with Audit Committees,’’ as amended by Statement on Auditing Standards No. 90, ‘‘Audit Committee Communications,’’ (iii) considered the independence of Eisner LLP, by having discussions with representatives of Eisner LLP, and received the written disclosures and letter from Eisner LLP required by the Independence Standards Board Standard No. 1 ‘‘Independence Discussions with Audit Committees,’’ and (iv) discussed with Eisner LLP, with and without management present, the results of their audit of the financial statements and the overall quality of the Company’s financial reporting. On the basis of the above, the Audit Committee has recommended to the Board of Directors that our audited financial statements for the fiscal year ended March 31, 2006 be included in our Annual Report on Form 10-K for the year ended March 31, 2006.

Submitted by the Audit Committee of the Board of Directors

Robert J. Flanagan, Chairman
Colm Leen
Frederick M. R. Smith

 EXECUTIVE OFFICERS

The following sets forth certain information regarding our executive officers as of the date of this proxy statement:

Mark Andrews, 56, our Chairman of the Board and Chief Executive Officer, founded our predecessor company, Great Spirits Company LLC, in 1998 and served as its Chairman of the Board, President and Chief Executive Officer from its inception until December 2003. Mr. Andrews has served as our Chief Executive Officer and Chairman of the Board since December 2003 and served as our President from December 2003 until November 2005. Mr. Andrews also serves as a director of our subsidiaries, Castle Brands (USA) Corp. and Gosling-Castle Partners Inc. Prior to founding our predecessor, Mr. Andrews founded American Exploration Company, a company engaged in the exploration and production of oil and natural gas, in 1980. He oversaw that company becoming publicly traded in 1983 and served as its Chairman and Chief Executive Officer until its merger with Louis Dreyfus Natural Gas Corp. in October 1997. He also serves as a life trustee of The New York Presbyterian Hospital in New York City. Mr. Andrews received a bachelor of arts from Harvard College in 1972 and a masters of business administration from Harvard Business School in 1975.

Keith A. Bellinger, 48, our President and Chief Operating Officer, joined us in May 2005. Mr. Bellinger served as Executive Vice President of our company until November 2005, at which time he was appointed President. He has over 19 years of experience in the spirits industry, including eight years with Allied Domecq PLC, a company in the business of spirits, wines and quick service restaurants. While at Allied Domecq, from September 2002 to December 2004, Mr. Bellinger served as President of the Northern Business Unit of Allied Domecq U.S., one of the largest divisions of that company, where he oversaw all operations. From September 2000 to August 2002, Mr. Bellinger served as the General Manager and Executive Vice President of the Advantage Brands division of Allied Domecq, a division focused on emerging brands. In addition, Mr. Bellinger served as Chief Financial Officer of the U.S. Spirits Division of Allied Domecq from September 1996 to August 2000. Mr. Bellinger received a bachelor of business administration from the University of Texas at Austin in 1980.

Constantine Constandis, 48, our Managing Director – Americas and Senior Vice President of Global Strategic Planning, joined us full time on July 1, 2006 after a short consulting assignment. He has over 22 years of experience in the spirits industry, including the last five years with Allied Domecq PLC. Mr. Constandis served as the Chief Financial Officer for the North America spirits operation of Allied Domecq from January 2002 to September 2005, after which he served as Chief Operating Officer for Allied Domecq Spirits USA until February 2006. Prior to his career with Allied Domecq, Mr. Constandis served in various executive capacities with the Joseph E. Seagram and Sons Company, a global producer and marketer of beverage alcohol products. Over his 18 year career at Joseph E. Seagram and Sons, Mr. Constandis handled assignments in both domestic and international markets, including Vice President of Strategic Planning for the USA, Vice President Business Development for the Americas, Chief Financial Officer for the Chivas Regal/Global Scotch Brand Company, and Chief Financial Officer for Seagram’s Europe and Africa Operating Region. Mr. Constandis began his career in public accounting, and is an accredited chartered accountant from Canada, where he received his bachelor of commerce degree from Loyola University in Montreal, Quebec in 1979.

T. Kelley Spillane, 43, our Senior Vice President – U.S. Sales, joined us in April 1, 2000. From April 1, 2000 to December 2003, Mr. Spillane served as Vice President-Sales of Great Spirits Company, and was appointed Executive Vice President – U.S. Sales in December 2003. Prior to joining us, Mr. Spillane worked at Carillon Importers Limited, a division of Grand Metropolitan PLC. Carillon developed and launched Absolut Vodka and Bombay Sapphire Gin. At Carillon, Mr. Spillane served as Assistant Manager for its control states and duty free divisions and was promoted to Director of Special Accounts, focusing on expanding sales in national accounts. Mr. Spillane received a bachelor of science in business administration from Ramapo College in 1985.

Matthew F. MacFarlane, 52, our Senior Vice President and Chief Financial Officer, joined us in December 2003. From October 2001 to July 2003 Mr. MacFarlane served as Corporate Controller of Fusion Telecommunications International, Inc., an international communications carrier. In

November 1984, Mr. MacFarlane joined Prodigy Communications Corporation, an internet service provider, which went public in February 1999. Mr. MacFarlane served as Vice President and Corporate Controller at Prodigy from April 1998 to May 2001. Prior to Prodigy, Mr. MacFarlane worked at KPMG LLP and PriceWaterhouseCoopers International Limited, working primarily in the audit divisions. In addition to being a certified public accountant, Mr. MacFarlane is a certified management accountant and a certified internal auditor. Mr. MacFarlane received a bachelor of science degree in accounting from Fordham University in 1975 and a masters of business administration from Pace University in 1979.

Seth B. Weinberg, 32, our Senior Vice President, General Counsel and Secretary, joined us in March 2006. From July 2002 to March 2006, Mr. Weinberg was an attorney in the corporate department of the law firm of Kramer Levin Naftalis & Frankel LLP. From October 1998 to June 2002, Mr. Weinberg was an attorney at the law firm of Dewey Ballantine LLP. Mr. Weinberg received a bachelor of arts degree from the University of Pennsylvania in 1995 and a juris doctor degree from Columbia University School of Law in 1998.

John Soden, 41, our Senior Vice President and Managing Director – International Operations, joined us in March 2006. From July 2004 to March 2006, Mr. Soden served as the General Manager of Woodford Bourne and Direct Wine Shipments Wholesale, both wine and spirit importers that are subsidiaries of DCC Group PLC. Prior to that, Mr. Soden worked at Cantrell & Cochrane International (now C&C Group PLC), a manufacturer, marketer and distributor of alcoholic and non-alcoholic beverages and snacks. Mr. Soden worked primarily in Cantrell & Cochrane International’s alcohol division and served as Vice President and Division Manager from 1996 to June 2004, as regional director from 1994 to 1996 and as Area Manager from 1991 to 1994. Mr. Soden received a bachelor of science degree and a master of arts degree from Trinity College Dublin. Mr. Soden also received a masters of business administration from The Anderson School at UCLA in 2003.

Other key employees

Amelia M. Gary, 33, Vice President – Corporate Affairs and Investor Relations of our U.S. subsidiary, Castle Brands (USA) Corp., joined us in October 2002. From October 2002 to December 2003, Ms. Gary served as Vice President – Finance of Great Spirits Company, our predecessor company, and served as Vice President – Finance and Administration of Castle Brands (USA) Corp. as of December 2003. Ms. Gary was appointed to her current position in November 2005. Ms. Gary oversees investor relations and human resources and is involved in our capital raising and banking activities. From August 1995 to September 2002, Ms. Gary was with Brown Brothers Harriman & Co., a private bank, most recently as a vice president in the commodities finance division, specializing in coffee, cocoa and tea. Ms. Gary earned a bachelor of arts degree from Connecticut College in 1995.

E. Malcolm B. Gosling, 45, has served as President and Chief Executive Officer of our export venture, Gosling-Castle Partners Inc., since April 2005. Gosling-Castle Partners is owned 60% by us, with the remainder owned by Mr. Gosling and Gosling’s Limited in Bermuda. In his capacity as president of our export venture, he oversees the global exports of the Gosling’s rum brands into the United States and various other markets. Since 2003, Mr. Gosling has served as President of Gosling Export (Bermuda) Limited, a Bermuda based company responsible for the production and shipping of Gosling’s rum, and serves as a director of the Bermuda holding company. Since 1989, Mr. Gosling has also served as the Vice President and Managing Director of Gosling Brothers Limited, the parent company of Gosling Export (Bermuda). Mr. Gosling has been active in the family business for over 20 years, and represents the seventh generation of his family to be so engaged. Mr. Gosling received a bachelor of arts degree from Boston College in 1985.

Thomas O’Connor, 48, Global Procurement and Logistics Manager of one of our Irish subsidiaries, Castle Brands Spirits Group Limited, joined us in December 2003. Mr. O’Connor served as Procurement and Planning Manager at Roaring Water Bay from November 2002 to December 2003. Prior to joining Roaring Water Bay, Mr. O’Connor worked for over 20 years as the sales and production planning manager with The Irish Glass Bottle Company, a manufacturer of high quality containers for the food and drink industry. Mr. O’Connor received a computer programming diploma from Trinity College Dublin in 1983.

Roseann Sessa, 50, Vice President – Marketing and Public Relations of our U.S. subsidiary, Castle Brands (USA) Corp., joined us in February 1998. From February 1998 to December 2003, Ms. Sessa served as Vice President – Marketing of Great Spirits Company, our predecessor company, and was appointed Vice President – Marketing and Public Relations of Castle Brands (USA) Corp. in December 2003. Ms. Sessa is responsible for developing and implementing our marketing plans in the United States. Prior to joining us, Ms. Sessa served for eight years as assistant to Mr. Andrews, our Chairman, while he was the Chairman of American Exploration Corporation. From 1979 to 1990, Ms. Sessa worked at Lane Bryant, a division of The Limited, Inc., a marketer of women’s apparel. Ms. Sessa attended the Berkley Business School in 1974.

EXECUTIVE COMPENSATION

The following table sets forth for the fiscal year ended March 31, 2006, the total compensation paid to our Chief Executive Officer and our other executive officers whose annual salary and bonus exceeded $100,000 in the fiscal year ended March 31, 2006. This table also shows the total compensation paid for the last year for one individual who was an executive officer in the fiscal year ended March 31, 2006, but was not an executive officer as of March 31, 2006. The individuals included in the following table are collectively referred to as the ‘‘Named Executive Officers.’’

Summary Compensation Table

			Long-Term Compensation Awards
	Annual Compensation		Number of Securities Underlying Options(1)	All Other Compensation
Name and Principal Position	Salary	Bonus
Mark Andrews	$266,250	$125,000	—	$ 9,000 (2)
Chairman and Chief
Executive Officer
Keith Bellinger	$247,500	$100,000	150,000	$ 2,700 (2)
President and Chief Operating
Officer
T. Kelley Spillane	$166,667	$50,000	—	$ 9,515 (3)
Senior Vice President,
U.S. Sales
David Phelan (4)	$ 165,486 (5)	—	—	$28,428 (6)
Executive Vice President,
International Sales
Matthew F. MacFarlane	$145,008	$50,000	—	$11,068 (7)
Senior Vice President and
Chief Financial Officer

(1)	Stock options were granted on June 12, 2006 in recognition of performance in fiscal year 2006 to the following Named Executive Officers: (i) an option to purchase 50,000 shares of Common Stock to Mark Andrews, (ii) an option to purchase 50,000 shares of Common Stock to Keith Bellinger, (iii) an option to purchase 7,500 shares of Common Stock to T. Kelley Spillane and (iv) an option to purchase 7,500 shares of Common Stock to Matthew F. MacFarlane.

(2)	Car allowance.

(3)	Represents the amount of life insurance premiums paid by us for the benefit of Mr. Spillane and a car allowance.

(4)	As of December 1, 2005, Mr. Phelan was no longer one of our executive officers or an employee but was engaged as a consultant to our company through May 31, 2007.

(5)	Based on actual payment of a salary of €135,833 converted to U.S. dollars at a conversion rate of €1.00=U.S. $1.2183 (the average Euro to dollar conversion rate for the period from April 1, 2005 to March 31, 2006 as listed on Oanda.com). Represents eight months of salary as an executive officer (€83,333) and four months of consultant fees (€52,500).

(6)	Represents $10,153 contributed by us to his pension plan on behalf of Mr. Phelan and patent royalty payments to Mr. Phelan in the amount of $18,274.

(7)	Represents the amount of life insurance premiums paid by us for the benefit of Mr. MacFarlane as well as a monthly car allowance.

OPTION GRANTS IN FISCAL YEAR 2006

The following table sets forth certain information with respect to stock options we granted during the fiscal year ended March 31, 2006 to each of the Named Executive Officers:

	Individual grants				Potential realizable value at assumed annual rates of stock price appreciation for option(1)
	Number of securities underlying options granted	Percent of total options granted to employees in fiscal year	Exercise price per share(2)	Expiration Date
Name					5%	10%
Mark Andrews	—	—	—	—	—	—
Keith Bellinger	150,000	78.91%	$8.00	5/2/15	$217,500	$285,000
T. Kelley Spillane	—	—	—	—	—	—
David Phelan	—	—	—	—	—	—
Matthew F. MacFarlane	—	—	—	—	—	—

(1)	Potential gains are net of the exercise price, but before taxes associated with the exercise. Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The potential realizable value assumes that the stock price appreciates from the initial public offering price of $9.00 per share. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with the rules of the SEC and do not represent our estimate or projection of the future price of our Common Stock. Actual gains, if any, on stock option exercises will depend upon the future market prices of our Common Stock.

(2)	The exercise prices of all stock options granted were at prices believed by our board of directors to be equal to the fair market value of our Common Stock on the date of grant.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

The following table describes, for each of the Named Executive Officers, the exercisable and unexercisable options held by them as of March 31, 2006. The ‘‘Value of In-the-Money Options at Fiscal 2006 Year-end’’ shown in the table represents an amount equal to the difference between the initial public offering price of $9.00 per share and the option exercise price multiplied by the number of unexercised in-the-money options.

Name	Shares Acquired on Exercise	Value Realized	Number of Shares Underlying Unexercised Options at Fiscal 2006 Year-end		Value of In-the-Money Options at Fiscal 2006 Year-end
			Exercisable	Unexercisable	Exercisable	Unexercisable
Mark Andrews	—	—	30,000	70,000	$70,000	$130,000
Keith Bellinger	—	—	—	150,000	$—	$150,000
T. Kelley Spillane	—	—	31,000	34,000	$91,000	$94,000
Matthew F. MacFarlane	—	—	27,000	33,000	$77,000	$83,000
David Phelan	—	—	16,000	8,000	$48,000	$24,000

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information about shares of our stock outstanding and available for issuance under the Castle Brands Inc. 2003 Stock Incentive Plan, as amended (the ‘‘Stock Incentive Plan’’), as of March 31, 2006. The table details the number of securities to be issued upon exercise of outstanding options under the Stock Incentive Plan, the weighted average exercise price of outstanding options and the number of securities remaining available for future issuance under the Stock Incentive Plan.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted− average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Stock Incentive Plan	878,500	$6.82	1,121,500

As of March 31, 2006, we authorized the grant of options to purchase a total of 140,000 shares of our Common Stock, with an exercise price of $9.00 per share, to Messrs. Soden and Weinberg, which grants became effective on April 5, 2006.

EMPLOYMENT AGREEMENTS

The following summarizes the material terms of our employment agreements with our Named Executive Officers.

Agreement with Mark Andrews.    Effective as of May 2, 2005, we entered into a five-year employment agreement with Mark Andrews, our Chairman of the Board and Chief Executive Officer. The employment agreement provides for a current annual base salary of $275,000, with increases based on periodic reviews in the sole discretion of the Compensation Committee of our Board of Directors.

During the term of the employment agreement and for 12 months thereafter, Mr. Andrews is prohibited from (1) competing with us, (2) soliciting our employees and (3) soliciting our customers, provided that we continue to abide by our payment obligations to Mr. Andrews under the employment agreement, if any, during that period.

Mr. Andrews is entitled to 12-months salary if (1) his employment is terminated by us without cause or (2) Mr. Andrews terminates his employment with us for good reason, such as material diminution in the nature or status of his job responsibilities or our material breach of any provision of the employment agreement. In addition, under such circumstances, the annual incentive bonus, if any, will be paid with respect to the year in which termination occurs pro rated for the portion of the year for which Mr. Andrews was employed. Upon termination by us without cause any unvested stock options held by Mr. Andrews will continue to vest in accordance with the original vesting schedule for 24 months and will be exercisable for three years following his termination. If Mr. Andrews terminates his employment with us for ‘‘good reason,’’ all unvested stock options shall vest and he may exercise any stock options for the shorter of the original term of the option or five years.

We may terminate Mr. Andrews at any time for ‘‘cause’’ such as personal dishonesty, willful misconduct, breach of fiduciary duty or any willful and material violation of any laws. No payments, other than payments for base salary already earned as of the date of termination will be payable to Mr. Andrews upon termination by us for cause. Mr. Andrews may terminate his employment for any reason upon 60 days’ notice to us. In this event, Mr. Andrews will be paid the amount of his accrued, but unpaid base salary, but will not be entitled to receive any annual incentive bonus.

If Mr. Andrews’ employment is terminated by him or us following a change of control (as described below), he is entitled to his base salary then in effect for a period of 24 months following termination and he will be entitled to receive the annual incentive bonus, if any, in the year in which termination occurred prorated for the portion of the year in which he was employed. In addition, all of his unvested stock options will vest and will be exercisable for the remainder of their original terms. Under the employment agreement, a ‘‘change of control’’ occurs if (1) 35% or more of our outstanding voting stock is acquired by any person other than from us, (2) there is a merger or other combination involving us after which 49% or more of the voting stock of the surviving corporation is held by persons other then former stockholders of us, (3) 20% or more of the members of our board elected by stockholders are persons who were not nominated in the then most recent proxy statement of our company or (4) we sell or dispose of all or substantially all of our assets.

In the event of termination of employment upon Mr. Andrews’ death or disability he or his estate will be entitled to receive one and two years, respectively, base salary and all unvested options will immediately vest and all options will be exercisable for two years. We will also pay all accrued but unpaid base salary to the date of termination and the annual incentive bonus, if any, with respect to the year in which termination occurs pro rated for the portion of the year in which Mr. Andrews was employed.

Agreement with T. Kelley Spillane.    Effective as of May 2, 2005, we entered into a five-year employment agreement with T. Kelley Spillane, our Senior Vice President – U.S. Sales. The employment agreement provides for a current annual base salary of $175,000, with increases based on periodic reviews in the sole discretion of the Compensation Committee of our Board of Directors.

The employment agreement otherwise contains the same terms as Mr. Andrews’ employment agreement, except that Mr. Spillane’s (i) post termination base salary payments due to disability will be equal to one years’ base salary; (ii) post termination base salary with respect to termination upon death will be equal to six months base salary; (iii) in the case of termination of by us without cause any unvested option held by Mr. Spillane that would have become vested at the end of the 12 month period following termination will be exercisable for a period of two years after termination and all vested options at the time of termination will be exercisable for a period of 12 months following the 12 month period after his termination; and (iv) in the event of termination by Mr. Spillane for good reason, unvested stock options will immediately vest and will be exercisable for a period of two years and all vested options at the time of his termination will be exercisable for a period of one year following the expiration of the 12 months period after termination.

Agreement with Keith Bellinger.    On May 2, 2005, we entered into an employment agreement with Keith Bellinger, our President and Chief Operating Officer. Pursuant to the employment agreement, Mr. Bellinger’s employment continues until terminated by him or by us. The employment agreement provides for a current annual base salary of $270,000, with increases in the sole discretion of our board of directors. The employment agreement also includes incentive performance bonuses of up to 100% of the base salary based upon performance targets agreed upon by Mr. Bellinger and our Chairman and Chief Executive Officer. The employment agreement also provides certain benefits, including a $900 per month car allowance.

The employment agreement also granted Mr. Bellinger an option to purchase 150,000 shares of our Common Stock exercisable at $8.00 per share. These stock options are subject to the provisions of our stock incentive plan and a stock option agreement between us and Mr. Bellinger. Mr. Bellinger’s stock options vest in equal annual installments over a four year period.

The employment agreement prohibits Mr. Bellinger from soliciting our customers to divert their business away from us or soliciting our employees to leave their employment with us during his employment and for a period of one year following termination of employment.

If Mr. Bellinger’s employment is terminated by us without cause, by reason of disability or if Mr. Bellinger resigns with ‘‘good reason,’’ including a material diminution in his duties, a material breach by us of the employment agreement, a significant relocation of Mr. Bellinger’s principal work location, or a change of control (as described below), he is entitled to a continuation of his salary and certain health benefits for one year and his pro rata performance bonus for the year in which his employment terminates. In addition, Mr. Bellinger may terminate his employment for any reason upon 60 days’ notice to us.

Under the employment agreement, a ‘‘change of control’’ occurs if there is a merger, consolidation or exchange of securities after which a majority of our capital stock is no longer held by the stockholders who held such shares prior to the change of control, or a sale of substantially all of our assets.

Agreement with Matthew F. MacFarlane.    On December 17, 2003, Mr. MacFarlane, our Senior Vice President and Chief Financial Officer, agreed to a summary of agreement of the terms of his employment with us. Mr. MacFarlane’s annual base salary is $145,000 per year and he is eligible to receive a discretionary annual bonus of up to 25% of his base salary. Mr. MacFarlane received a $10,000 sign-on bonus. In addition, he receives a car allowance and was provided a term life insurance policy in the amount of $500,000.

Mr. MacFarlane was granted options to purchase 25,000 shares of our Common Stock exercisable at $6.00 per share. This option is subject to our stock incentive plan and a stock option agreement between us and Mr. MacFarlane. Mr. MacFarlane’s stock option vests in equal annual installments of 25% over a four-year period. The summary of agreement provides that if we are sold or merged and there is a change of control, the foregoing options will become fully vested and, if he does not receive a comparable position with the new company, we will pay him $75,000.

Agreement with David Phelan.    On August 4, 2005, we entered into a consulting agreement with David Phelan, our former director and Executive Vice President. The consulting agreement, as amended on October 17, 2005, provides that on December 1, 2005 Mr. Phelan became a consultant for us for a period of eighteen months.

Mr. Phelan’s consulting agreement provides for our annual payment to him of €157,500 ($191,882, calculated using the average exchange rate over the period of April 1, 2005 through March 31, 2006) plus value added tax to the extent he is required to pay it, paid monthly. In addition, options held by Mr. Phelan will remain exercisable until December 1, 2008 and, absent a breach by him, he will accrue three years’ vesting at the end of his eighteen month consulting period. Mr. Phelan will also be reimbursed for expenses in accordance with our reimbursement policy, including up to €5,000 ($6,092, calculated using the average exchange rate over the period of April 1, 2005 through March 31, 2006) in legal fees.

The consulting agreement contains certain non-compete and non-solicitation provisions. However, after March 31, 2006, Mr. Phelan may request that we allow him to engage in such activities. If we refuse, Mr. Phelan is no longer subject to such restrictions and we must pay him his consulting fee for the rest of the consulting period, or at his option, a lump sum equal to €10,417 ($12,691, calculated using the average exchange rate over the period of April 1, 2005 through March 31, 2006) plus value added tax, if applicable, times the number of months left in the consulting period.

Royalty payments paid by us under the license agreement between us and The Roaring Water Bay (Research & Development) Company Limited with respect to the Trinity bottle shall continue during Mr. Phelan’s consulting period, but under the consulting agreement we have agreed to purchase his interest in such company on or prior to the termination of the consulting relationship, at which time such royalty payments shall stop.

OWNERSHIP OF SECURITIES

The following table shows, as of July 24, 2006, information with respect to the beneficial ownership of shares of our Common Stock by each of our current directors or Nominees, each of our Named Executive Officers, each person known by us to beneficially own more than 5% of our Common Stock, and all of our directors and executive officers as a group. Beneficial ownership is determined under the rules of the SEC and includes voting or investment power with respect to the securities.

Beneficial ownership is determined under the rules of the SEC and includes shares of our Common Stock for which such person has voting or investment power or shares which such person has the right to acquire under existing stock options, warrants or convertible notes within 60 days of July 24, 2006. The same securities may be beneficially owned by more than one person.

Unless indicated otherwise below, the address for each listed director and officer is Castle Brands Inc., 570 Lexington Avenue, 29th Floor, New York, New York 10022. Except as indicated by footnote, to our knowledge, the persons and entities named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable. The number of shares of Common Stock beneficially owned by each listed person or entity includes the shares of Common Stock underlying options, warrants or convertible notes held by that person or entity that are exercisable within 60 days of July 24, 2006. Percentage of beneficial ownership for each listed person or entity is determined by dividing (i) the number of shares shown in the table by (ii) the sum of 12,009,741, the number of shares of our Common Stock outstanding as of the Record Date, plus (ii) the number of shares of Common Stock underlying options, warrants or convertible notes held by that person or entity that are exercisable within 60 days of July 24, 2006.

Name and address of beneficial owner	Shares of common stock beneficially owned	Percentage beneficially owned
Mark Andrews(1)	1,240,964	10.3%
Knappogue Corp	1,183,079	9.9%
Mellon HBV SPV LLC(2)
200 Park Avenue, Suite 3300
New York, NY 10166	1,321,429	10.4%
Black River Global Credit Fund Ltd.(3)
623 Fifth Avenue, 27th Floor
New York, NY 10022	660,714	5.3%
Lafferty Limited(4)
c/o Mr. Warren Roiter
Roiter Zucker
5-7 Broadhurst Gardens
Swiss Cottage
London NW6 3RZ, England	683,741	5.7%
CNF Investments(5)
c/o Clark Enterprises, Inc.
7500 Old Georgetown Road
15th Floor
Bethesda, MD 20814	650,787	5.4%
Keith A. Bellinger(6)	51,863	*
Matthew F. MacFarlane(7)	29,804	*
David Phelan(8)	337,405	2.8%
T. Kelley Spillane(9)	60,277	*
John Beaudette(10)	21,246	*
Robert J. Flanagan(11)	667,287	5.5%

Name and address of beneficial owner	Shares of common stock beneficially owned	Percentage beneficially owned
Phillip Frost, MD(12)	524,776	4.4%
Colm Leen(13)	12,000	*
Richard C. Morrison	—	—
Frederick M. R. Smith(14)	45,500	*
Kevin P. Tighe	127,672	1.1%
All directors and executive officers as a group (14 persons)(15)	2,781,389	22.8%

*	Less than one percent

(1)	Includes 1,183,079 shares held by Knappogue Corp. Knappogue Corp is controlled by Mr. Andrews and his family. Mr. Andrews disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest. Also includes 30,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days of July 24, 2006; 12,768 shares held jointly by Mr. Andrews’ with his wife and 6,250 shares issuable upon exercise of warrants held jointly by Mr. Andrews with his wife that are exercisable within 60 days of July 24, 2006. Mr. Andrews disclaims beneficial ownership of these shares. Does not include 120,000 shares of Common Stock underlying options that are not exercisable within 60 days of July 24, 2006.

(2)	Includes 750,000 shares of Common Stock issuable upon conversion of $6.0 million principal amount of our 6% convertible notes that are convertible within 60 days of July 24, 2006. Based on information provided to us by Mellon HBV SPV, Mickey Harley and James P. Jenkins, Chief Executive Officer and Portfolio Manager, respectively, of Mellon, exercise voting and investment control over our securities held by Mellon.

(3)	Includes 375,000 shares of Common Stock issuable upon conversion of $3.0 million principal amount of our 6% convertible notes that are convertible within 60 days of July 24, 2006. Based on information provided to us by Black River Global Credit Fund Ltd., Black River Asset Management LLC and Gary A. Brown, its Senior Managing Director and Senior Portfolio Manager, exercise voting and investment control over our securities held by Black River Global Credit Fund, Ltd. Black River Asset Management LLC and Mr. Brown each disclaim beneficial ownership of these shares.

(4)	Includes 12,500 shares of Common Stock issuable upon exercise of warrants exercisable within 60 days of July 24, 2006. Based on information provided to us by Lafferty Limited, the sole director of Lafferty, Azure Limited, exercises voting and investment control over our securities held by Lafferty. The directors of Azure Limited are Gordon R.L. Snelling and Patricia M. Whitford. Each of Mr. Snelling, Ms. Whitford and Azure Limited disclaim beneficial ownership over our securities held by Lafferty.

(5)	Includes 12,500 shares of Common Stock issuable upon exercise of warrants exercisable within 60 days of July 24, 2006. Based on information provided to us by CNF Investments LLC, Mr. Flanagan exercises voting and investment control over our securities held by CNF Investments LLC. Mr. Flanagan disclaims beneficial ownership of these shares except to the extent of his pecuniary interest.

(6)	Includes 37,500 shares of Common Stock issuable upon exercise of options exercisable within 60 days of July 24, 2006. Does not include 162,500 shares of Common Stock underlying options that are not exercisable within 60 days of July 24, 2006.

(7)	Includes 2,554 shares of Common Stock held jointly by Mr. MacFarlane and his wife. Also includes 27,000 shares of Common Stock issuable upon exercise of options exercisable with 60 days of July 24, 2006 and 250 shares of Common Stock issuable upon exercise of warrants exercisable within 60 days of July 24, 2006 held jointly by Mr. MacFarlane and his wife. Does not include 40,500 shares of Common Stock underlying options that are not exercisable within 60 days of July 24, 2006.

(8)	Includes 16,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days of July 24, 2006. Does not include 8,000 shares of Common Stock, underlying options that are not exercisable within 60 days of July 24, 2006.

(9)	Includes 31,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days of July 24, 2006. Also includes 29,277 shares of Common Stock held jointly by Mr. Spillane and his wife. Does not include 41,500 shares of Common Stock underlying options that are not exercisable within 60 days of July 24, 2006.

(10)	Includes 9,246 shares held by BPW LLC, an entity of which Mr. Beaudette is a principal stockholder. Mr. Beaudette disclaims beneficial ownership of these shares except to the extent of his pecuniary interest. Also includes 12,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days of July 24, 2006.

(11)	Includes 14,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days of July 24, 2006. Also includes 2,500 shares of Common Stock issuable upon exercise of warrants exercisable within 60 days of July 24, 2006 that are held by the Flanagan Family Limited Partnership, an entity of which Mr. Flanagan is the general partner. Mr. Flanagan disclaims beneficial ownership of these shares except to the extent of his pecuniary interest. Also includes 638,287 shares held by CNF Investments LLC and 12,500 shares of Common Stock issuable upon exercise of warrants held by CNF Investments LLC that are exercisable within 60 days as of July 24, 2006. Mr. Flanagan is a manager of CNF Investments LLC. Mr. Flanagan disclaims beneficial ownership of these shares except to the extent of his pecuniary interest.

(12)	Includes 25,000 shares of Common Stock issuable upon exercise of warrants exercisable within 60 days as of July 24, 2006 that are held by the Frost Nevada Investment Trust, an entity of which Dr. Frost is the trustee. Dr. Frost disclaims beneficial ownership of these shares except to the extent of his pecuniary interest.

(13)	Includes 12,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days of July 24, 2006.

(14)	Includes 12,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days of July 24, 2006.

(15)	Includes 222,000 shares of Common Stock issuable upon exercise of options and warrants, exercisable within 60 days of July 24, 2006. Does not include 604,500 shares of Common Stock underlying options that are not exercisable within 60 days of July 24, 2006. Does not include shares beneficially owned by Mr. Phelan because as of the date of this proxy statement, Mr. Phelan is no longer one of our executive officers.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

AGREEMENT WITH MHW LTD.

Since April 1998, we and our predecessor have had an agreement with MHW Ltd., through which MHW acts as importer of record and distributor for our products in the United States, and provides accounting, inventory, payment, transportation and storage services for us. Mr. Beaudette, one of our directors, is the President and a principal stockholder of MHW and MHW has a 10% ownership interest in our Celtic Crossing brand. For the fiscal year ended March 31, 2006, we incurred fees for services rendered by MHW in the amount of $277,303.

AGREEMENT WITH BPW LLC

In April 2004, we contracted with BPW LLC, for business development services including providing introductions for us to agency brands and assisting us in successfully negotiating agency agreements with targeted brands. BPW is controlled by John Beaudette, one of our directors. The contract provided for a monthly retainer to BPW for a period of six months, a bonus payable to BPW in equal quarterly installments upon the finalization of an agency brand agreement based upon estimated annual case sales by us during the first year of operations at the rate of $1.00 per each nine-liter case of volume, less any retainer previously paid, and a commission based upon actual future sales of the agency brand while under our management. This contract is cancelable by either party upon 30 days written notice. For the fiscal year ended March 31, 2006, we paid BPW $63,364.

AGREEMENTS WITH CARBERY GROUP AND ITS AFFILIATES

Mr. Leen, one of our directors, is the Financial Director of the Carbery Group, one of our principal stockholders as of March 31, 2006. Since December 1, 2003, we have had a supply agreement with Carbery Milk Products Limited, which is a member of the Carbery Group, pursuant to which it acts as our sole distiller for Boru vodka in Ireland and the supplier of natural flavors for our products. For the fiscal year ended March 31, 2006, we purchased approximately €438,809, (recorded as $534,601 in our consolidated financial statements) of goods from Carbery Milk Products. As of March 31, 2006, Carbery Milk Products also held €304,400 ($367,593, calculated using the average foreign exchange conversion rate at March 31, 2006) principal amount of our 5% Euro denominated notes, which were issued to it in connection with our December 2003 acquisition of Roaring Water Bay. Upon the closing of the initial public offering in April 2006, the 5% Euro denominated notes held by Carbery Milk Products automatically converted into 58,314 shares of our Common Stock, and all of the interest accrued on these notes in the amount of €4,228 ($5,101, calculated using the conversion rate as of the date of payment) was paid out of the proceeds of the initial public offering.

AGREEMENTS WITH LADENBURG THALMANN & CO. INC.

In November 2004, we entered into a placement agency agreement with Ladenburg Thalmann & Co. Inc. to act as our placement agent in connection with the offering and sale of our Series C convertible preferred stock. Dr. Frost, one of our directors, is a principal stockholder and director of Ladenburg Thalmann. As placement agent for that offering, we paid Ladenburg Thalmann aggregate placement fees of $421,336 and, on various dates from November 2004 to August 2005, issued warrants to Ladenburg Thalmann and its designees exercisable for the purchase of an aggregate of 63,856 shares of our Common Stock at an exercise price of $8.00 per share. Ladenburg Thalmann also acted as a co-managing underwriter of our initial public offering in April 2006, for which we paid Ladenburg Thalmann $354,130 in underwriting discounts and commissions.

TRANSACTIONS WITH KNAPPOGUE CORP.

During the fiscal year ended March 31, 2006, we paid rental fees to Knappogue Corp. for the use of Knappogue Castle, located in Clare County, Ireland, for various corporate purposes including meetings and to entertain customers. Knappogue Corp. is one of our principal stockholders and is controlled and owned by Mr. Andrews, our chairman and chief executive officer, and members of his family. For the fiscal year ended March 31, 2006, we paid Knappogue Corp. $15,018 in rental fees.

TRANSACTION WITH FROST NEVADA INVESTMENTS TRUST

On February 17, 2006, we entered into a credit facility with Frost Nevada Investments Trust, an entity controlled by Dr. Frost, one of our directors, which enabled us to borrow up to $5.0 million. We borrowed $2.0 million under this facility at an interest rate of 9% per annum payable quarterly, plus a facility fee of $100,000 paid at the time of the drawdown. Interest under this facility was payable quarterly. We repaid all outstanding principal and accrued interest under this note in the amount of $2,026,000 in April 2006.

ISSUANCES OF SERIES C CONVERTIBLE PREFERRED STOCK

From November 30, 2004 through August 2, 2005, we sold an aggregate of 1,300,000 shares of our Series C convertible preferred stock at $8.00 per share for an aggregate purchase price of $10.4 million. On August 9, 2005, Keith Bellinger, our President and Chief Operating Officer purchased 14,062 shares of our Series C stock for an aggregate purchase price of $112,496, and Lafferty Limited, one of our principal stockholders, purchased 62,500 shares of our Series C stock for an aggregate purchase price of $500,000.

ISSUANCE OF 6% SUBORDINATED CONVERTIBLE NOTES

On March 1, 2005, we entered into a convertible note purchase agreement with Mellon HBV SPV LLC, one of our principal stockholders, for the sale of up to $10.0 million of convertible notes, with the principal amount convertible, at the option of the holder, at a conversion price of $8.00 per share. The convertible note purchase agreement was amended on August 16, 2005 to (a) increase the amount of loans under such agreement to $15.0 million, (b) provide for 40% of the outstanding principal amount of the notes to convert automatically into Common Stock upon an initial public offering of our Common Stock at a conversion price of $7.00 per share and (c) add Black River Global Credit Fund Ltd., one of our principal stockholders, as a party to the agreement. In accordance with the terms of the convertible note purchase agreement, as amended, upon the closing of our initial public offering, 40% of the principal amounts of the notes were automatically converted into shares of our Common Stock at a rate of one share of Common Stock for every $7.00 of converted principal amount. The remaining principal under these notes is convertible into shares of our Common Stock at a rate of one share of our Common Stock for each $8.00 of converted principal amount.

After giving effect to the conversion of 40% of the outstanding principal amount of the notes as described above, Mellon HBV SPV LLC currently holds two 6% convertible promissory notes in the amount of $3.0 million each that were issued on March 1, 2005 and June 27, 2005, respectively, and Black River Global Credit Fund Ltd. holds one 6% convertible promissory note in the amount of $3.0 million that was issued on August 16, 2005.

LOANS FROM CERTAIN EXECUTIVE OFFICERS, DIRECTORS AND STOCKHOLDERS

On June 9, 2004 our wholly owned subsidiary, Castle Brands (USA) Corp., issued, and we guaranteed, approximately $4.6 million principal amount of senior notes secured by the accounts receivable and inventories of Castle Brands (USA) Corp. to 27 investors in a private financing. As issued, these senior notes bore an interest rate of 8% payable semi-annually on November 30 and May 31, and matured on May 31, 2007. Effective August 15, 2005, the terms of these notes were modified, with the consent of the noteholders, to mature on May 31, 2009 in exchange for an interest rate increase to 9%. In addition, each purchaser of senior notes received a warrant to purchase 25 shares of our Common Stock at an exercise price of $8.00 per share for each $1,000 of senior notes purchased. The following of our directors, executive officers and/or principal stockholders participated in this transaction:

•	Mr. Andrews, our Chairman and Chief Executive Officer and one of our principal stockholders, and his wife, Elizabeth Q. Andrews, purchased $250,000 of the senior notes and were issued a warrant to purchase 6,250 shares of our Common Stock. In addition, their children, Mark Andrews IV and Elizabeth Andrews, each purchased $125,000 of the senior notes and each was issued a warrant to purchase 3,125 shares of our Common Stock;

•	CNF Investments LLC, one of our principal stockholders, purchased $500,000 of the senior notes and was issued a warrant to purchase 12,500 shares of our Common Stock. Robert Flanagan, one of our directors, is the manager of CNF Investments LLC. In addition, the Flanagan Family Limited Partnership purchased $100,000 of the senior notes and was issued a warrant to purchase 2,500 shares of our Common Stock. Mr. Flanagan is the general partner of the Flanagan Family Limited Partnership;

•	Dr. Frost, one of our directors, is the trustee of the Frost Nevada Investment Trust, which purchased $1.0 million of the senior notes and was issued a warrant to purchase 25,000 shares of our Common Stock; and

•	Lafferty Limited, one of our principal stockholders, purchased $500,000 of the senior notes and was issued a warrant to purchase 12,500 shares of our Common Stock.

OPTIONS ISSUED TO DIRECTORS AND EXECUTIVE OFFICERS

From August 8, 2003 to March 31, 2006, pursuant to our stock incentive plan, we granted to our current directors and executive officers options to purchase an aggregate of 425,000 shares of our Common Stock with exercise prices ranging from $6.00 to $8.00 per share and authorized the grant of options to purchase a total of 140,000 shares of our Common Stock to Messrs. Soden and Weinberg, which options were subsequently granted at an exercise price of $9.00 per share.

PROPOSAL 2:    RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

In accordance with the Audit Committee Charter, the Audit Committee has appointed Eisner LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2007. The Board of Directors hereby requests that the stockholders ratify such appointment. Representatives of Eisner LLP are not expected to be present at the Annual Meeting.

FEES PAID TO EISNER LLP

The following table sets forth the fees that we paid or accrued for the audit and other services provided by Eisner LLP in fiscal years 2006 and 2005:

	2006	2005
Audit Fees	$1,155,250	—
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$1,155,250	—

Audit Fees

This category includes the audit of our financial statements included in our registration statement in connection with the initial public offering of our Common Stock ($1,045,250), annual financial statements and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for the listed fiscal years. This category also includes fees for advice on accounting matters that arose during, or as a result of, the annual audit or the reviews of interim financial statements.

Audit-Related Fees

This category would consist of assurance and related services provided by Eisner that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under ‘‘Audit Fees.’’

Tax Fees

This category would consist of professional services rendered by Eisner, primarily in connection with strategic planning with respect to possible acquisitions.

All Other Fees

This category would consist of fees for other miscellaneous items.

Pre-Approval Policies and Procedures

In accordance with the Audit Committee Charter, the Audit Committee reviews and approves in advance on a case-by-case basis each engagement (including the fees and terms thereof) by us of accounting firms that will perform permissible non-audit services or audit, review or attest services for the company. The Audit Committee is authorized to establish detailed pre-approval policies and procedures for pre-approval of such engagements without a meeting of the Audit Committee, but the Audit Committee has not established any such pre-approval procedures at this time.

The Board of Directors recommends a vote FOR the ratification of the appointment of Eisner LLP as the independent registered public accounting firm of Castle Brands Inc. for the fiscal year ending March 31, 2007.

OTHER MATTERS

SOLICITATION OF PROXIES

The cost of solicitation of proxies in the form enclosed herewith will be paid by Castle Brands Inc. In addition to the solicitation of proxies by mail, our directors, officers and employees may also solicit proxies personally or by telephone without additional compensation for such activities. We will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. We will reimburse such holders for their reasonable expenses.

STOCKHOLDER PROPOSALS

For stockholder proposals to be included in our proxy materials relating to our Annual Meeting of Stockholders to be held in 2007 (the ‘‘2007 Annual Meeting’’), all applicable requirements of Rule 14a-8 promulgated under the Exchange Act (‘‘Rule 14a-8’’) must be satisfied and such proposals must be received by us at our principal executive offices no later than May 23, 2007.

Stockholders who do not wish to submit a proposal for inclusion in our proxy materials relating to our 2007 Annual Meeting in accordance with Rule 14a-8 may submit a proposal for consideration at the 2007 Annual Meeting in accordance with our bylaws. Such stockholders must provide timely notice in writing. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 60 days nor more than 90 days prior to the anniversary date of the Annual Meeting. Accordingly, for our 2007 Annual Meeting, proposals must be received at our principal executive offices not earlier than June 22, 2007 and not later than July 22, 2007. However, in the event that the 2007 Annual Meeting is called for a date that is not within 30 days before or after the anniversary date of the Annual Meeting, notice by the stockholder in order to be timely must be received not later than the close of business on the tenth day following the date on which notice of the date of the 2007 Annual Meeting is mailed to stockholders or made public, whichever first occurs. Our bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders.

All notices of proposals by stockholders, whether or not to be included in our proxy materials, should be mailed to: Castle Brands Inc., 570 Lexington Avenue, 29th Floor, New York, New York 10022, Attn: Secretary.

EXHIBITS TO OUR 2006 ANNUAL REPORT ON FORM 10-K

Included with these proxy materials is a copy of our 2006 Annual Report, which includes our Annual Report on Form 10-K, without exhibits, as filed with the SEC. We will furnish to each person whose proxy is solicited, on the written request of that person, a copy of the exhibits to that annual report for a charge of ten cents per page. Please direct your request to Seth Weinberg, Secretary, Caste Brands Inc., 570 Lexington Avenue, 29th Floor, New York, New York 10022.

OTHER MATTERS

The Board of Directors does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

By Order of the Board of Directors
SETH WEINBERG
Secretary

Dated: July 28, 2006

Appendix I

Audit Committee Charter

Purpose

The Audit Committee assists the Board of Directors in its oversight of Castle Brands Inc.'s (the ‘‘Company’’) accounting and financial reporting processes and systems, including (i) the quality and integrity of the Company's accounting and reporting practices, (ii) the qualifications and independence of the Company's independent auditor, (iii) the performance of the Company's internal audit function and internal auditor, and (iv) the Company's compliance with legal and regulatory requirements. The Audit Committee serves as a board level monitor of the Company's relationship with the independent auditor, as set forth in this Charter, and provides advice, counsel and general direction, as it deems appropriate, to management and the independent auditor on the basis of the information it receives, discussions with the independent auditor, and the experience of its members in business, financial and accounting matters.

The Company's management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing or reviewing those financial statements. The Audit Committee members are not professional accountants or auditors and their functions are not intended to duplicate or to certify the activities of management or the independent auditor. The Audit Committee is not required to certify that the independent auditor is independent under applicable rules.

Membership and Structure

The Audit Committee shall be comprised of at least three members of the Board of Directors appointed by the Board of Directors. Each member shall satisfy the independence and financial literacy requirements of Section 121B(2) of the American Stock Exchange (‘‘Amex’’) Company Guide, Rule 10A-3(b)(1) of the Securities Exchange Act of 1934 (the ‘‘Exchange Act’’), the rules and regulations of the Securities Exchange Commission (the ‘‘SEC’’) and other applicable federal law. At least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication as set forth in Section 121B(2) of the Amex Company Guide. Each member will be free of any relationship that, in the opinion of the Board of Directors, would interfere with his or her exercise of independent judgment.

Each member of the Audit Committee shall be appointed by the Board of Directors and shall serve until such member's successor is duly elected and qualified or until such member's earlier resignation or removal. The Board of Directors may choose to designate one or more members of the Audit Committee as an ‘‘audit committee financial expert’’ as defined in Item 401(h) of Regulation S-K promulgated under the Exchange Act. Unless a chair is elected by the full Board of Directors, the members of the Audit Committee shall designate a chair by the majority vote of the members of the Audit Committee. The chair shall be entitled to cast a vote to resolve any ties.

The Audit Committee shall be governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board of Directors.

Meetings

The Audit Committee shall meet as often as it determines necessary but not less frequently than quarterly. The Audit Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions. The chair will lead all regular sessions of the Audit Committee and set the agendas for Audit Committee meetings. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

Responsibilities

The following shall be the common recurring activities of the Audit Committee in carrying out its duties as set forth in Section I of this Charter. The Audit Committee may carry out additional activities and adopt additional policies and procedures as may be appropriate in light of business, legislative, regulatory, legal or other conditions. The Audit Committee shall also carry out other activities delegated to it by the Board of Directors.

•	The Audit Committee shall have the sole authority for the appointment, replacement, compensation, and oversight of the work of the Company's independent auditor, including the resolution of disagreements between management and the independent auditor regarding financial reporting. The independent auditor shall report directly to the Audit Committee.

•	The Audit Committee shall review and discuss with the independent auditor (i) the scope and plans for their audit, including the adequacy of staffing, compensation and timing of the audit, (ii) the results of the annual audit examination and accompanying management letters, and (iii) the results of the independent auditor's procedures with respect to interim periods.

•	The Audit Committee shall ensure its receipt of, and then shall review and discuss, the written statement from the independent auditor concerning any relationship between the independent auditor and the Company or any other relationships that may adversely affect the independence of the auditor, and, based on such review, assesses the independence of the auditor.

•	The Audit Committee shall review and discuss reports from the independent auditors on (i) all critical accounting policies and practices used by the Company, (ii) alternative accounting treatments within GAAP related to material items that have been discussed with management, including the ramifications of using the alternative treatments and the treatment preferred by the independent auditor, and (iii) other material written communications between the independent auditor and management.

•	The Audit Committee shall review and discuss with management and the independent auditor (i) the adequacy and effectiveness of the Company's controls (including any significant deficiencies in the design or operation of the Company's internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls), (ii) management's annual assessment of the effectiveness of the internal controls and the independent auditor's attestation and report about management's assessment as required by the SEC, and (iii) the adequacy and effectiveness of the Company's disclosures controls and procedures, and management reports thereon.

•	The Audit Committee shall review annually with the Company's Chief Financial Officer and Vice President – Finance the scope of the internal audit program, and review annually the performance of both the internal audit group and the independent auditor in executing their plans and meeting their objectives.

•	The Audit Committee shall review and discuss with management and the independent auditor the annual audited financial statements and ‘‘Management's Discussion and Analysis of Financial Condition and Results of Operations’’ to be included in the Company's Annual Report on Form 10-K and registration statements and recommend to the Board of Directors whether the audited financial statements should be included in the Annual Report on Form 10-K for the year and, if applicable, a registration statement.

•	The Audit Committee shall provide the ‘‘Report of the Audit Committee’’ required by the rules of the SEC to be included in the Company's annual proxy statement.

•	The Audit Committee shall review and discuss with management and the independent auditor the Company's quarterly financial statements, including the interim financial information and business discussion included therein, prior to the filing of each Form 10-Q.

•	The Audit Committee shall discuss with management the Company's earnings press releases, including the use of ‘‘pro forma’’ or ‘‘adjusted’’ non-GAAP financial information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussions may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

•	The Audit Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•	The Audit Committee shall review and approve in advance on a case-by-case basis all engagements by the Company of accountants (including the fees and terms thereof) that will perform permissible non-audit services or audit, review or attest services for the Company, with exceptions provided for de minimus amounts under certain circumstances as prescribed by Section 10A(i)(1)(B) of the Exchange Act. The Audit Committee may establish detailed pre-approval policies and procedures pursuant to which such engagements are pre-approved without a meeting of the Audit Committee.

•	The Audit Committee shall conduct an appropriate review of all related party transactions for potential conflicts of interest on an ongoing basis and shall review and have prior-approval authority for related-party transactions.

•	The Audit Committee shall review the use of auditors other than the independent auditor in cases such as management's request for second opinions.

•	The Audit Committee shall maintain adequate minutes of its meetings and other activities, and will report its actions at the following meeting of the Board of Directors.

Authority

The Audit Committee shall have the following additional rights and authority:

•	The Audit Committee shall have the authority to engage independent legal, accounting or other advisers, as it determines necessary to carry out its duties.

•	The Company shall provide the Audit Committee with appropriate funding, as determined by the Audit Committee, for the payment of (i) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services, (ii) compensation to any advisors employed by the Audit Committee, and (iii) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

•	The Audit Committee shall have the authority to designate one or more of its members to perform certain of its duties on its behalf, subject to such reporting to, or ratification by, the Audit Committee as the Audit Committee shall direct.

•	The activities set forth in this Charter are guidelines, and the Audit Committee may supplement or modify them as appropriate.

Annual Evaluation

The Audit Committee will engage in an annual self-assessment with the goal of continuing improvement, and will annually review and reassess the adequacy of this Charter, and recommend any changes to the full Board of Directors.

CASTLE BRANDS                              VOTE BY MAIL
ATTN: AMELIA GARY                          Mark, sign and date your proxy card
570 LEXINGTON AVE 29TH FLOOR               and return it in the postage-paid
NEW YORK, NY 10022                         envelope we have provided or return
                                           it to Castle Brands Inc. c/o ADP, 51
                                           Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
                                                                CASTL1
                                              KEEP THIS PORTION FOR YOUR RECORDS
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                                             DETACH AND RETURN THIS PORTION ONLY

              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

--------------------------------------------------------------------------------
CASTLE BRANDS INC.

   VOTE ON DIRECTORS
   PROPOSAL 1. Election of Directors
       NOMINEES:                               FOR    WITHHOLD         FOR ALL
       01) Mark Andrews                        ALL      ALL            EXCEPT
       02) John F. Beaudette
       03) Robert J. Flanagan                  [ ]      [ ]              [ ]
       04) Phillip Frost, M.D.
       05) Colm Leen
       06) Richard C. Morrison
       07) Frederick M.R. Smith
       08) Kevin Tighe

               TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK
               "FOR ALL EXCEPT" AND WRITE THE NOMINEE'S NAME ON THE LINE BELOW.

               -----------------------------------------------------------------

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES
LISTED ABOVE.

VOTE ON PROPOSAL                                        FOR   AGAINST   ABSTAIN

PROPOSAL 2.    To ratify and approve the appointment
               of Eisner LLP as the independent         [ ]     [ ]       [ ]
               registered public accounting firm
               of the Company for the fiscal
               year ending March 31, 2007.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF
PROPOSAL 2.

(This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope.
Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

For address changes, please check this box and write them on
the back where indicated                                             [ ]

Please indicate if you plan to attend this meeting          [ ]      [ ]
                                                            YES       NO

---------------------------------------------------

---------------------------------------------------
Signature [PLEASE SIGN WITHIN BOX]      DATE

---------------------------------------------------

---------------------------------------------------
Signature (Joint Owners)                DATE

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

--------------------------------------------------------------------------------
                               CASTLE BRANDS INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of Castle Brands Inc. (the "Company"), hereby appoints Mark Andrews, Keith Bellinger and Seth Weinberg and each of them, with power of substitution to each, true and lawful Proxies of the undersigned and hereby authorizes them to represent and vote, as specified herein, all shares of common stock of the Company held of record by the undersigned as of the close of business on July 28, 2006 at the Annual Meeting of Stockholders of the Company
to be held on Wednesday, September 20, 2006 at 10:00 a.m., local time, at the
American Stock Exchange, located at 86 Trinity Place, New York, New York 10006
(the "Annual Meeting"), and any adjournments or postponements thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IF NO
DIRECTION IS GIVEN, THE SHARES WILL BE VOTED FOR THE EIGHT NOMINEES OF THE BOARD
OF DIRECTORS LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2. IN THEIR DISCRETION, THE
PROXIES ARE EACH AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME
BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

The undersigned acknowledges receipt of the Notice of Annual Meeting of
Stockholders and Proxy Statement dated July 28, 2006.

--------------------------------------------------------------------------------
  ADDRESS CHANGES: ___________________________________________________________

  ----------------------------------------------------------------------------
--------------------------------------------------------------------------------
                 (If you noted any Address Changes above, please
                  mark corresponding box on the reverse side.)

                    PLEASE SIGN, DATE AND RETURN IMMEDIATELY
--------------------------------------------------------------------------------